                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 2000 Series E,
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-39302 of our report dated August 7, 2000, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 2000 Series E, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
August 7, 2000